UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2013

CENTAUR GUERNSEY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	001-09913	98-1022387
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12930 West Interstate 10, San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 524-9000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The governing board of directors of Centaur Guernsey L.P. Inc. (“Centaur”) are the directors of Chiron Holdings GP, Inc. (the “GP”), the general partner of Chiron Guernsey Holdings L.P. Inc. (the “LP”), which is the parent of the Centaur. LifeCell Corporation (“LifeCell”) and Kinetic Concepts, Inc. (“KCI”) are sister corporations and are 100% owned subsidiaries of Centaur.

(b) Officer Resignation

On May 2, 2013, LifeCell and Lisa Colleran, the former President and Chief Executive Officer of LifeCell, executed a Separation and Release Agreement, effective as of April 12, 2013 (the “Release Agreement”), in connection with Ms. Colleran's previously announced separation from LifeCell on April 12, 2013 (the “Separation Date”). The Release Agreement provides that Ms. Colleran will receive severance benefits to which she is entitled under her Amended and Restated Employment Agreement, dated as of November 4, 2011. Under the terms of the Release Agreement, in addition to any accrued, but unpaid compensation and reimbursement for any previously incurred business expenses, Ms. Colleran will receive a lump-sum severance payment of $2.3 million and is entitled to receive subsidized health care continuation coverage under LifeCell's health care plans for up to 18 months. The Release Agreement becomes effective upon expiration of a seven day statutory waiting period, and LifeCell's obligations are conditioned upon compliance with the terms of the Release Agreement and her existing Confidentiality, Assignment of Contributions and Inventions, Non-Competition, and Non-Solicitation Agreement (the “Covenants Agreement”). Pursuant to the Release Agreement, Ms. Colleran agreed to release and discharge LifeCell from, among other things, all claims arising out of or related to or based upon her employment with LifeCell.

In addition, pursuant to the Release Agreement, the LP has agreed to redeem Ms. Colleran's 314,497.60 Class A-2 partnership interests of the LP, which were purchased by Ms. Colleran pursuant to a Management Unit Subscription Agreement, dated as of November 7, 2011. The redemption price of $1,572,488 is equal to the amount of Ms. Colleran's original investment in the LP. Further, subject to Ms. Colleran's continued compliance with her Covenants Agreement, the LP has agreed to exercise its call right with respect to Ms. Colleran's 425,000.003 profit interest units, which have vested pursuant to the LP's Executive Equity Incentive Plan (the “PIU Plan”), subject to certain terms and conditions under the PIU Plan.

The foregoing description of the material terms of the Release Agreement is qualified in its entirety by reference to the complete copy of the Release Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2013.

(e) Amendment and Restatement of Executive Equity Incentive Plan

On May 2, 2013, the board of the GP approved an amendment and restatement of the PIU Plan, under which senior management of KCI and LifeCell (the “Participants”) are eligible for enhanced vesting terms in connection with a divestiture transaction of a business unit of either KCI or LifeCell for which the Participant performs services.

The foregoing description of the material terms of the amendment to the PIU Plan is qualified in its entirety by reference to the complete copy of the PIU Plan, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTAUR GUERNSEY L.P. INC.

Date: May 7, 2013	By:	/s/ John T. Bibb
Name: John T. Bibb
Title: Authorized Signatory